Exhibit 99.1

        COLLECTORS UNIVERSE COMPLETES ACQUISITION OF GEMPRINT CORPORATION

 ACQUISITION OF GEMPRINT'S ASSETS TO PROVIDE ANTI-FRAUD AND ANTI-COUNTERFEITING
     PROTECTION FOR COLLECTORS UNIVERSE'S GCAL DIAMOND GRADING CERTIFICATES

    NEWPORT BEACH, Calif., Dec. 22 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and buyers and sellers of high-value collectibles and diamonds, announced the consummation, today, of its acquisition of the business and substantially all of the assets of Gemprint Corporation, consisting primarily of a patented technology for non-invasive diamond identification which Gemprint uses to digitally capture the unique refractive light pattern (or "gemprint") of each diamond that is processed with that technology.

    The acquisition was consummated pursuant to an asset purchase agreement which, as previously announced, was entered into by the Company on November 30, 2005, with Gemprint and certain of its major shareholders. Under that agreement, Collectors Universe paid a purchase price consisting of $7.5 million in cash, at closing, and agreed to pay $1 for each diamond that the Company registers using the Gemprint process in excess of 100,000 registrations during any year in the next five years. The asset purchase agreement and the sale of Gemprint's business and assets to Collectors Universe pursuant to that agreement were approved by the Gemprint shareholders at a special shareholders meeting held on December 19, 2005.

    GCAL, which was acquired by Collectors Universe on November 7, 2005, plans to incorporate the Gemprint process into its diamond grading process, so that each GCAL graded diamond will also carry a Gemprint image stored in GCAL's registered database. The incorporation of the Gemprint process will enable GCAL to record the unique "fingerprint" of each diamond it grades, which will make it possible to match GCAL graded diamonds, on a one-to-one basis, with their GCAL certificates. The result of the inclusion of Gemprint in the GCAL process is that GCAL will be able to provide an additional measure of protection against misrepresentations of diamond quality that can occur by, for example, switching a diamond grading certificate issued for a higher quality diamond to a lower quality diamond.

    The Gemprint patented technology is based on (i) the digital capture of the unique refractive light pattern for each diamond (the diamond's "fingerprint" or "gemprint") (ii) the database storage of such digital images, and (iii) the inquiry, matching and verification of a requested diamond's digital light refraction pattern to the registered database of diamonds. The current technology has been in use by Gemprint for nine years and during the 12 months ended on October 31, 2005, Gemprint has added digital "fingerprint" images for over 30,000 diamonds to its database of unique digital images of the refractive light patterns of individual diamonds. The aggregate number of diamonds registered in the Gemprint database is now in excess of 500,000 diamonds. Details on the Gemprint process can be seen at www.gemprint.com.

    About Collectors Universe
    Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps currency and diamonds. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps and diamonds. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

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    Forward Looking Information
    This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

    Our financial performance in the future may differ, possibly significantly, from our current expectations about our future financial performance as set forth in the forward looking statements contained in this news release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: the possibility of changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could result in reductions in the volume of authentication and grading submissions and, therefore, the fees we are able to generate; a lack of diversity in our sources of revenues and our dependence on coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and in our income; the fact that five of our customers accounted for approximately 27% of our net revenues during fiscal 2005, which means that our operating result could decline if any of those customers were to terminate or significantly reduce the business that they conduct with us; our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results; increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services; the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses; the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses or reduce our overall profitability or even cause us to incur losses; the risk that our strategy to expand into new collectibles and other high value asset markets, such as the diamond market, primarily through business acquisitions, will not be successful in enabling us to improve our profitability; and the risks that we will be unable to successfully integrate the businesses that we acquire into our operations, or that those businesses will not gain market acceptance, or that our business expansion may result in a costly diversion of management time and resources and increase our operating expenses and possibly cause us to incur losses. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2005 which we filed with the Securities and Exchange Commission on September 13, 2005.

    Due to the above-described risks and uncertainties and those described in that Annual Report, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release.

    Contacts

    Joe Wallace
    Chief Financial Officer
    Collectors Universe
    949-567-1245
    Email: jwallace@collectors.com

    Ingrid Shieh
    Investor Relations
    The Piacente Group, Inc.
    212-481-3019
    Email: ingrid@thepiacentegroup.com

SOURCE  Collectors Universe, Inc.
    -0-                             12/22/2005
    /CONTACT: Joe Wallace, Chief Financial Officer of Collectors Universe, +1-949-567-1245, jwallace@collectors.com; or Ingrid Shieh, Investor Relations of The Piacente Group, Inc., +1-212-481-3019, ingrid@thepiacentegroup.com, for Collectors Universe, Inc. /
    /Web site:  http://www.gemprint.com /
    /Web site:  http://www.collectors.com /
    (CLCT)